UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2010

INOVA TECHNOLOGY, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(Address of principal executive offices)(Zip Code)

800-757-9808
(Registrant's Telephone Number, Including Area Code)

Item 4.02—Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 30, 2010, Inova’s Board of Directors, in consultation with its auditors, has identified a classification error in the Company’s financial statements filed since 2008. The Company has identified the following issue:

All amendments and restatements are non-cash in nature. There is not expected to be a significant impact to earnings or EBITDA.

The accounting for warrants associated with various notes was incorrect and will result in a reclassification from equity to debt of approximately $3.5 million.

The original accounting for these transactions classified the warrant values as equity because of the fact that there is not a put liability until the lender exercises its warrants and elects to put the shares back to the Company. Further, the effective dates of 2010-2013 made it appear that the liability wouldn’t exist in 2008 and 2009.

Upon further examination the company has determined based on ASC 480-10-25-8 through 25-13 and 815-40-55-16 through 55-18 this treatment is incorrect and there is a potential liability.

The accounting impact affects the derivative accounting and will take a significant amount of time to adjust and we expect the restatements will be filed with our 10K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: April 30, 2010	By:	/s/ Adam Radly
Adam Radly
Chairman and Chief Executive Officer